                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement                      [ ]   Confidential, For Use of the Commission Only
[X]   Definitive Proxy Statement                                 (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             OZ Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



        Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5) Total fee paid:
--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

(3) Filing Party:
--------------------------------------------------------------------------------

(4) Date Filed:
--------------------------------------------------------------------------------

Dear Fellow Shareholder:

The Annual Meeting of Shareholders of OZ, will be held Tuesday, September 17, 2002, at 10:00 a.m. local time, at the offices of the Company's subsidiary, Windsor Station, Suite 150, 1100 De La Gauchetiere, Montreal, Canada.

At the annual meeting, shareholders will be asked to consider and vote on the election of four directors to serve for the coming year on the Company's Board of Directors until the Company's next annual meeting of shareholders (and until such director's successor shall have been duly elected and qualified), on the ratification of Deloitte & Touche as the Company's independent auditors for fiscal year 2002, and on the amendment of the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by five million shares.

Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the meeting. The Proxy Statement contains important information concerning the matters upon which will be voted on at the upcoming annual meeting. We hope you will take the time to read it carefully.

Shareholders' votes are very important, regardless of how many shares they own. Whether or not you plan to attend the annual meeting, please complete, sign the enclosed proxy card and fax it or return it promptly to Stephane Archambault, OZ Communications Inc., Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Quebec H3B 2S2 Canada (fax number 514-390-0011). If you attend the annual meeting, you may vote in person if you wish; even though you have previously returned your Proxy Card.



Sincerely,

Skuli Mogensen
Chief Executive Officer and
Director

                             OZ COMMUNICATIONS, INC.
      WINDSOR STATION, SUITE 150, 1100 DE LA GAUCHETIERE, MONTREAL, CANADA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON TUESDAY, SEPTEMBER 17, 2002



TO THE SHAREHOLDERS OF OZ:

        NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of OZ COMMUNICATIONS, INC., a California corporation ("OZ" or the "Company"), will be held on Tuesday, September 17, 2002, at 10:00 a.m. local time, at the offices of the Company, Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Canada (the "Annual Meeting"). At the Annual Meeting, OZ's shareholders will be asked to consider and vote upon:

        1. The election of Skuli Mogensen, Gudjon Mar Gudjonsson, Steinthor Baldursson, and Robert G. Quinn to serve on OZ's Board of Directors for the coming year;

        2. A proposal to amend the OZ 1995 Stock Option Plan to increase the number of shares available for grant under the Plan to 23,000,000;

        3. A proposal to ratify the appointment of Deloitte & Touche hf. as OZ's independent auditors for the fiscal year ending December 31, 2002; and

        4. Such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

        Only shareholders of record of OZ Common Stock and Series A Preferred Stock at the close of business on August 1, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

        TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND FAX IT OR RETURN IT PROMPTLY TO STEPHANE ARCHAMBAULT, OZ COMMUNICATIONS CO., WINDSOR STATION, SUITE 150, 1100 DE LA GAUCHETIERE, MONTREAL, QUEBEC H3B 2S2 CANADA (FAX NUMBER 514-390-0011), WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Stephane Archambault, Secretary

Montreal, Canada
September 6, 2002

                             OZ COMMUNICATIONS, INC.
      WINDSOR STATION, SUITE 150, 1100 DE LA GAUCHETIERE, MONTREAL, CANADA


                           PROXY STATEMENT RELATING TO
                         ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD TUESDAY, SEPTEMBER 17, 2002

        This Proxy Statement is being furnished to the shareholders of OZ Communications, Inc., a California corporation ("OZ" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of OZ for use at the Annual Meeting of OZ's shareholders ("Annual Meeting") to be held on Tuesday, September 17, 2002, at 10:00 a.m. local time, and at any adjournments or postponements thereof. The Annual Meeting will be held at the offices of the Company, Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Quebec, Canada.

        This Proxy Statement and the accompanying Proxy Card are first being mailed to OZ shareholders on or about September 6, 2002.


VOTING RIGHTS AND PROXIES

RECORD DATE; OUTSTANDING SHARES

        Only holders of record of OZ Common Stock and Series A Preferred stock at the close of business on August 1, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on August 1, 2002, there were 85,878,436 shares of OZ Common Stock and 13,970,964 shares of OZ Series A Preferred Stock outstanding and entitled to vote, held of record by 1,287 shareholders and 21 shareholders, respectively.

VOTING OF PROXIES

        Shareholders are requested to complete, date, sign and fax or return the accompanying Proxy Card to Stephane Archambault, OZ Communications Co., Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Quebec H3B 2S2 Canada (fax number 1-514-390-0011). All properly executed, returned, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE FOUR NOMINEES NAMED BELOW AND FOR THE APPROVAL OF EACH OF THE PROPOSALS DESCRIBED HEREIN. In the event any nominee named below is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted by the proxy holders named in the enclosed proxy for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. OZ's Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes for election of directors), the proxies will vote in their discretion. Any OZ shareholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Corporate Secretary of OZ, Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Quebec H3B 2S2 Canada, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

QUORUM

        A majority of the shareholders entitled to vote and represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers are prohibited from exercising discretionary voting authority ("Broker Non-votes") will be counted for purposes of determining whether a quorum is present for the transaction of business.

VOTES REQUIRED

        Other than with respect to the election of directors, each holder of record of OZ Common Stock is entitled to one vote for each share of Common Stock held by such shareholder on the Record Date. Pursuant to OZ's Second Amended and Restated Articles of Incorporation, as amended ("Articles"), each holder of Series A Preferred Stock is entitled to one vote for each full share of OZ Common Stock into which its shares of Series A Preferred Stock was convertible on the Record Date. Because on the Record Date each share of Series A Preferred Stock was convertible into two shares of Common Stock, each holder of record of OZ Series A Preferred Stock is entitled to two votes for each share of Series A Preferred Stock held by such shareholder on the Record Date.

        Shareholders may have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by that shareholder, which votes may be cast for one nominee or distributed among two or more nominees. For cumulative voting rights to be applicable, one or more shareholders must give notice at the Annual Meeting of the intention to cumulate votes prior to the commencement of voting. If any shareholder gives such notice, then every shareholder entitled to vote may cumulate votes for nominees. The four nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. Votes against a director or votes withheld have no legal effect. If additional persons are properly nominated for election, the proxy holders named in the enclosed proxy will vote the shares covered by such proxies so as to elect the maximum number of nominees listed below as may be elected by cumulative voting (if applicable). In this event, the proxy holders in their discretion will determine the allocation of votes to specific nominees.

        Proposals 2 and 3 require for approval the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock represented and voting as a single class at the Annual Meeting, provided that the number of shares voting affirmatively also constitute at least a majority of the required quorum. Accordingly, abstentions and Broker Non-votes can have the effect of preventing approval of these proposals when the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

SOLICITATION OF PROXIES AND EXPENSES

        OZ will bear the cost of the solicitation of proxies from its shareholders in the enclosed form. The directors, officers and employees of OZ may solicit proxies by mail, telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, OZ will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of OZ Common Stock and request authority for the exercise of proxies. In such cases, OZ will reimburse such record holders for their reasonable expenses.

                              ELECTION OF DIRECTORS
                           (ITEM NO. 1 ON PROXY CARD)

        The Bylaws of OZ provide that the authorized number of directors shall not be less than 4 nor more than 7 until changed by a duly adopted amendment to the Articles or by an amendment to the Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. OZ's Board of directors or shareholders may fix the exact number of directors within this range.

        On June 18, 2001, OZ's Board of Directors adopted a resolution setting the number of directors on the Board at five. At the Annual Meeting, OZ's shareholders will be asked to vote on the election of four directors. Each director so elected will hold office until the next annual meeting of OZ and until his successor is duly elected and qualified. The nominees for the Board of Directors are Skuli Mogensen, Gudjon Mar Gudjonsson, Steinthor Baldursson, and Robert G. Quinn. Pursuant to a shareholders rights agreement between Ericsson Inc. and OZ's founding shareholders, such shareholders have agreed to vote a sufficient number of shares to elect a nominee of Ericsson Inc. to the Board of Directors. The nominee designated by Ericsson Inc. has withdrawn his name from consideration. As of the date of this Proxy Statement, Ericsson Inc. has not designated a replacement nominee. If Ericsson Inc. does not intend to nominate a candidate for election at the Annual Meeting, the Board of Directors intends to reduce the authorized number of directors to four prior to the Annual Meeting.

GENERAL

        Except as described below, there is no family relationship between any director, nominee or executive officer and any other director, nominee or executive officer of OZ. Except as described below, there is no arrangement or understanding between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of OZ. See "Information Regarding the Directors of OZ." There is no material proceeding to which any director, nominee, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of the Company's Common Stock, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE FOLLOWING NOMINEES: STEINTHOR BALDURSSON, GUDJON MAR GUDJONSSON, SKULI MOGENSEN AND ROBERT G. QUINN. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY

HOLDERS NAMED IN THE ENCLOSED PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" ELECTION OF ALL OF THE FOREGOING NOMINEES.

                 APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN
                           (ITEM NO. 2 ON PROXY CARD)

        The Company's 1995 Stock Option Plan (the "1995 Option Plan") was approved by the Board of Directors and by the shareholders on December 14, 1995. Initially, 8,000,000 shares of OZ's Common Stock were reserved for issuance under the 1995 Option Plan. On May 4, 1999, the Board of Directors approved an amendment to the 1995 Option Plan to increase the number of shares reserved for issuance to 13,000,000 shares. OZ's shareholders approved this amendment by written consent effective August 4, 1999. On March 13, 2000, the Board of Directors approved a proposal to amend the 1995 Option Plan to increase the shares reserved for issuance thereunder to 18,000,000 shares. OZ's shareholders approved this amendment on May 3, 2000. Currently, 18,000,000 shares of OZ's Common Stock are reserved for issuance under the 1995 Option Plan. As of March 31, 2002, options to purchase 9,799,650 shares of Common Stock were outstanding under the 1995 Option Plan, 4,115,165 shares had been issued by the Company upon exercise of options under the 1995 Option Plan and 4,085,185 shares remained available for future option grants under the 1995 Option Plan. On April 14, 2002, the Board of Directors approved a proposal to amend the 1995 Option Plan to increase the shares reserved for issuance thereunder by 5,000,000 shares. The 23,000,000 shares to be reserved under the 1995 Option Plan represents approximately 27% of the outstanding number of shares of Common Stock at the Record Date.

        The Company is seeking shareholder approval of the proposed amendment to the 1995 Option Plan. The Board of Directors believes that the proposed increase is in the best interests of OZ and its shareholders for several reasons. First, the increase will provide an adequate reserve of shares for issuance under the 1995 Option Plan, which is an integral part of the Company's overall compensation program. In this regard, OZ anticipates awarding additional stock options in the future to its key personnel to strengthen incentives for such persons. Second, the Board of Directors believes the proposed increase is essential for the Company to compete successfully against other companies in retaining key employees, thereby preserving much of the intellectual capital of the Company. Third, the Board of Directors believes the 1995 Option Plan is an important contributor to the alignment of employee and shareholder interests.

SUMMARY OF THE 1995 OPTION PLAN

        A description of the principal features of the 1995 Option Plan is set forth below. This description is merely an overview of the detailed and technical provisions of the 1995 Option Plan, and does not purport to be complete.

        The 1995 Option Plan provides for the grant to directors, officers, employees and consultants of the Company (including its affiliates) of options to purchase up to an aggregate of 18,000,000 shares of Common Stock. The 1995 Option Plan may be administered by the Board of Directors or, at the Board of Director's option, a committee of persons designated by the Board of Directors (which shall consist of two or more disinterested persons if and when required by the then applicable securities laws) (in either case, the "Committee"). The Committee has complete discretion to select the optionees, to determine the number of options granted and to establish the terms and conditions (including price and exercise date) of each option, subject to the provisions of the 1995 Option Plan. As of March 31, 2002, 3 directors, 6 officers, 93 employees and no consultants were eligible to receive stock option grants under the 1995 Option Plan, subject to the discretion of the Committee. Each optionee has the right to receive the financial information stated in the annual report to the shareholders of the Company.

        Incentive Options; Nonqualified Options; Terms of Exercise. Options granted under the 1995 Option Plan may be "incentive stock options" as defined in Section 422 of the United States Internal Revenue Code ("Code"), or nonqualified options. Under the terms of the 1995 Option Plan, incentive stock options may be granted only to key employees of the Company. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to a person who owns more than 10% of the total combined voting power of all classes of capital stock of the Company or any of its affiliates). The Code and the 1995 Option Plan limit the options first becoming exercisable in any calendar year which are treated as incentive stock options to options covering $100,000 of aggregate value (determined as of the date of the grant of the options) of Common Stock; options first becoming exercisable in any calendar year in excess of this limit are treated as nonqualified stock options. Nonqualified options may be granted under the 1995 Option Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant, or, if the grant is to a person who owns more than 10% of the total combined voting power of all classes of capital stock of the Company or any of its affiliates, not less than 110% of the fair market value of the Common Stock as of the date of grant. Subject to the terms of the 1995 Stock Option Plan, the Committee determines the terms and conditions of an option, including the time of vesting and exercisability of an option. The purchase price of stock acquired may be paid in cash or, at the discretion of the Committee, in Company Common Stock or through a deferred payment or other arrangement. The Company may require an optionee to give written assurances with respect to the optionee's business experience and investment purposes if required under the then applicable securities laws before exercising an option. If provided by the terms of the option, the optionee may satisfy tax-withholding obligations relating to the exercise of options by a cash payment or the withholding or delivery of Common Stock with a fair market value equal to the obligations. Proceeds from Common Stock issued under the 1995 Option Plan constitute general funds of the Company.

        Termination of Employment. Unless otherwise provided in the applicable stock option agreement, upon termination of employment of an optionee, all options that were not then exercisable terminate immediately, and all options that were then exercisable will terminate three months (twelve months in the case of termination by reason of disability and eighteen months in the case of death) following termination of employment (unless such options expire earlier in accordance with their terms). Upon an optionee's leave of absence, the Company may decide that such leave will be treated as a termination for the purposes of determining the termination date of the options or may suspend the vesting of the options.

        Exercise; Transfer. Options granted under the 1995 Option Plan may not be exercised more than ten years after the grant (five years after the grant if the grant is an option to a person who owns more than 10% of the total combined voting power of all classes of capital stock of the Company or any of its affiliates). Options granted under the 1995 Option Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death (or, in the case of nonqualified options, a transferee pursuant to a qualified domestic relations order). Shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

        Amendment; Termination. The Board of Directors may amend the 1995 Option Plan at any time or in any respect to provide optionees with the maximum benefits provided under the Code and to comply therewith. Shareholder approval is required for any amendment that increases the number of shares reserved for options or makes any modifications to the 1995 Option Plan requiring shareholder approval under the Code or applicable securities laws. The Board of Directors may at any time suspend or terminate the 1995 Option Plan. No amendment, alteration, suspension or termination of the 1995 Option Plan will impair the rights of any optionee except with the optionee's written consent. The 1995 Option Plan is effective for ten years, unless sooner terminated or suspended.

UNITED STATES INCOME TAX INFORMATION

        Incentive stock options granted under the 1995 Option Plan may be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss. However, the excess of the fair market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the optionee to be subject to the alternative minimum tax, thereby in effect depriving the optionee of the tax benefits of incentive stock option treatment.

        All other options granted under the 1995 Option Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Recently enacted legislation provides for reduced tax rates for long-term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

        Special tax rules may apply to a participant who is subject to Section 16 of the Exchange Act, or if the Common Stock that an optionee receives on the exercise of an option is subject to vesting restrictions. Other special tax rules will apply if a participant exercises a stock option by delivering shares of Common Stock that he or she already owns, or through a "broker's exercise."

        The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OF THE 1995 STOCK OPTION PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

PARTICIPATION IN 1995 OPTION PLAN BY OFFICERS, DIRECTORS AND EMPLOYEES

        The following table sets forth the number of shares of Common Stock acquirable upon exercise of outstanding stock options granted under the 1995 Option Plan at March 31, 2002 by the persons and groups listed in the table. The table does not include shares acquirable upon exercise of 1 million options that will be granted to Gilles Lapierre, 1 million options that will be granted to Mr. Olafsson and 200,000 options that will be granted to Stephane Archambault if the Company's shareholders approve the proposed amendment to the 1995 Option Plan at the Annual Meeting.



                            1995 OPTION PLAN BENEFITS


                                                                   NUMBER OF SHARES OF COMMON STOCK
                                                                   ACQUIRABLE UPON EXERCISE OF
NAME AND POSITION                                                  OUTSTANDING STOCK OPTIONS
-----------------                                                  --------------------------------
Skuli Mogensen, Chief Executive Officer........................                     0
Gudjon Mar Gudjonsson, Chief Visionary.........................                     0
Gilles Lapierre, Vice President and General Manager............               200,000
Skuli Valberg Olafsson ........................................               200,000
Fredrik Torstensson, Executive Vice President of Sales and
  Business Development.........................................               233,333
Executive Group (1) ...........................................               433,333
Non-Executive Director Group ..................................                25,000
Non-Executive Officer Employee Group...........................             9,141,317


(1) Does not include 10,000 shares acquirable upon exercise of options currently held by Stephane Archambault who became an executive officer in July 2002. Mr. Olafsson is no longer an employee or executive officer.

The Committee has sole discretion with respect to the grant of options under the 1995 Option Plan. Accordingly, future grants of options to officers, directors and employees are not determinable.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about the shares of Common Stock issuable upon the exercise of options, warrants, and rights under all of the Company's existing equity compensation plans as of December 31, 2001. The table does not include the 5 million additional shares of Common Stock that are the subject of the amendment to the 1995 Option Plan for which the Company is seeking shareholder approval at the Annual Meeting.

                                                              Weighted-average            Number of securities remaining
                         Number of securities to              exercise price of           available for future issuance under
                         be issued upon exercise              outstanding                 equity compensation plans
                         of outstanding options,              options, warrants           (excluding securities reflected in
                         warrants and rights                  and rights                  column (a))
Plan category                    (a)                               (b)                                (c)
-------------            -----------------------              -----------------           ------------------------------------
Equity compensation
plans approved by
security holders                5,858,650                          $0.78                           7,480,337

Equity compensation
plans not approved by
security holders                   0                                N/A                                N/A

Total

The Company has no compensation plan under which Common Stock is authorized for issuance that was adopted without the approval of the shareholders.

VOTE REQUIRED

        The proposed amendment of the 1995 Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock and Series A Preferred Stock represented and voting as a single class in person or by proxy at the Annual Meeting, which shares voting affirmatively must also constitute a majority of the required quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF OZ AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN THE ENCLOSED PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

INFORMATION REGARDING THE DIRECTORS OF OZ

           The following table lists the persons nominated by the Board of Directors for election as directors of OZ and provides their ages and current positions with OZ. Biographical information for each nominee is provided below.

Name                                                   Age      Position
----                                                   ---      --------
Steinthor Baldursson.............................      36       Director Nominee
Gudjon Mar Gudjonsson............................      30       Director, Chief Visionary
Skuli Mogensen...................................      33       Director, Chief Executive Officer
Robert G. Quinn..................................      45       Director Nominee


        Steinthor Baldursson, age 36, is a nominee for a position on the Board of Directors. Mr. Baldursson worked for Landsbanki Islands hf since March 2001 as a corporate advisory manager. Prior to this, Mr. Baldursson has occupied the position of capital markets manager for Frjalsi Fjarfestingarbankinn hf.

        Gudjon Mar Gudjonsson, age 30, is OZ's co-founder and Chief Visionary. He has served as a director since December 1995. In 1990, he founded OZ hf, the Company's predecessor in Iceland. Mr. Gudjonsson has worked extensively in the computer software, communications and Internet industry over the last decade. He has served as a government consultant on various projects and was responsible for designing a future vision for the Ministry of Communication in Iceland in 1998.

        Skuli Mogensen, age 33, is OZ's co-founder and Chief Executive Officer. Mr. Mogensen has served as a director since December 1995. He has been involved in several successful ventures in Scandinavia and has extensive international business experience. Mr. Mogensen is responsible for OZ's overall business development, investment banking, major partners, general strategy and tactical input in major contracts and key accounts.

        Robert G. Quinn, age 45, is a nominee for a position on the Board of Directors. He previously served as OZ's Chief Financial Officer from April 2000 through June 2001 and from May 1996 though May 1997. Prior to serving as our CFO, Mr. Quinn was our General Counsel. Mr. Quinn is presently a partner of Quinn & Quinn, a law firm, and is a member of the boards of directors of Paulsson Geophysical Services, Inc., PharmaCal Biotechnologies and WebMetro. He earned his B.A. from California State University and his J.D. from Vanderbilt University School of Law.

VOTING AGREEMENTS

        Pursuant to the terms of a Shareholder Rights Agreement entered into in connection with Ericsson Inc.'s investment of $13.1 million in 1999, Skuli Mogensen and Gudjon Mar Gudjonsson agreed to cast a sufficient number of their votes to ensure that a candidate of Ericsson Inc. be elected to the Board of Directors. The candidate designated by Ericsson Inc. has withdrawn his name from consideration. As of the date of this Proxy Statement, Ericsson Inc. has not designated a replacement candidate for election. This agreement will terminate upon the closing of an initial public offering by OZ.

        Pursuant to the terms of a Shareholder Agreement entered into in connection with OZ's acquisition of MCE Holding Corporation, Skuli Mogensen and Gudjon Mar Gudjonsson agreed to cast a sufficient number of their votes to ensure that a candidate of

Microcell Capital II Inc. be elected to the Board of Directors. Microcell Capital II Inc. has not designated a candidate for election. This agreement will terminate after this Annual Meeting.

        There is no other voting agreement in place between any of the Company's Directors.

BOARD AND COMMITTEE MEETINGS

        During 2001, the Board of Directors met on six occasions. Each of the directors who is being nominated hereby attended at least 75% of the meetings of the Board and the meetings of committees of which such director is a member held during the periods for which they served.

        There are two standing committees of the Board of Directors: the Audit Committee and the Compensation Committee. OZ does not have a standing nominating committee of the Board of Directors. The full Board of Directors performs such functions.

        The Audit Committee was composed of Stig-Arne Larsson and Jean-Marc Ferland until August 2, 2002. The Board of Directors will reconstitute the Audit Committee after the Annual Meeting. The Audit Committee meets annually with OZ's independent auditors, reviews periodic financial reports and the status of financial controls. OZ's securities are not listed on the NYSE or AMEX or quoted on Nasdaq. Messrs. Larsson and Ferland are independent as that term is defined by the NASD's listing standards. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the written charter was attached as Appendix A to the Definitive Proxy Statement filed with the Securities and Exchange Commission on August 10, 2001. During 2001, the Audit Committee met once.

        The Compensation Committee was composed of Stig-Arne Larsson, Jean-Marc Ferland and Skuli Mogensen until August 2, 2002. The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the other senior management of OZ, administering OZ's stock option plans and recommending to the Board of Directors changes to the plans. During 2001, the Compensation Committee met twice.

DIRECTOR COMPENSATION

        After the Annual Meeting, a new system for compensating outside directors will be developed. Prior to this in 2002, each outside director was compensated by quarterly cash payments totaling $15,000 per year for service on the board of directors and an additional $5,000 for each committee on which the director serves. In addition, each outside director received a supplemental stock option to purchase up to 100,000 shares of Common Stock, which were to vest over three years. The chairman received $25,000 per year, plus $5,000 for each committee on which he serves and a supplemental stock option to purchase up to 150,000 shares of Common Stock, which were to vest over three years. The outside directors also received reimbursement of their expenses associated with the performance of their duties. There was no standard director compensation arrangement or any director compensation in 2001.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, and the notes thereto.

        The Audit Committee assists the Board of Directors in overseeing and monitoring the Company's financial reporting process.

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2001, and the notes thereto. Further, the Audit Committee has discussed with Deloitte & Touche hf. ("Deloitte & Touche"), the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61.

        The Audit Committee also has received from Deloitte & Touche the written disclosures and the letter regarding Deloitte & Touche's independence as required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche its independence from the Company.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

                                                       SUBMITTED BY THE AUDIT
                                                       COMMITTEE OF THE BOARD OF
                                                       DIRECTORS

                                                       STIG-ARNE LARSSON
                                                       JEAN-MARC FERLAND


        The Audit Committee Report, the disclosures concerning the independence of the members of the Audit Committee and the Audit Committee Charter shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

EXECUTIVE OFFICERS

Officers

        Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Executive Compensation." There is no family relationship between any director or executive officer and any other director or executive officer. OZ's executive officers on June 30, 2002 were as follows:

Name                                                   Age      Position
----                                                   ---      --------
Skuli Mogensen...................................      33       Chief Executive Officer
Gudjon Mar Gudjonsson............................      30       Chief Visionary
Fredrik Torstensson..............................      32       Executive Vice President of Sales and Business Development
Gilles Lapierre..................................      42       Vice President; Managing Director, OZ Communications Co.

        Biographical information for Skuli Mogensen and Gudjon Mar Gudjonsson is provided above.

        Fredrik Torstensson has been Executive Vice President of Business Development and Sales since April 2000. Prior to joining OZ, Mr. Torstensson worked for six years for Ericsson, most recently as Director of Business Development for Ericsson Inc. He holds a Bachelor's Degree in Engineering from the Chalmers University of Technology in Gothenburg, Sweden, and a Master's Degree in International Management from the University of Texas.


        Gilles Lapierre has been Vice President and Managing Director of OZ Communications Co. since November 2000. Prior to joining OZ Communications Co., Mr. Lapierre was Vice President, Sales, at Ericsson Canada in Montreal, QC. In this role, he was responsible for Ericsson's business activities towards the Telesystem Group, and in particular working closely with Microcell. He also worked as Manager of several product development, sales and marketing teams within Ericsson. In addition, Mr. Lapierre has held research and development positions at Consortel and Nortel Networks. Mr. Lapierre earned his Bachelor's degree in Electrical Engineering and Master's Degree in Applied Science from Ecole Polytechnique in Montreal, QC.

EXECUTIVE COMPENSATION

        Summary Compensation Table. The following table summarizes the annual and long-term compensation of, and stock options held by, the Company's Chief Executive Officer and the four additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 2001 (collectively, the "Named Officers").

                                                                                            Long-Term Compensation
                                                                              ------------------------------------------------------
                                                    Annual Compensation                     Awards                Payouts
                                          --------------------------------    -------------------------   --------------------------
                                                              Other Annual    Securities     Restricted    LTIP        All Other
Name and Principal                         Salary    Bonus    Compensation    Underlying       Stock      Payouts     Compensation
Position                        Year        ($)       ($)       ($)(1)(2)     Options (#)    Awards (#)     (#)         ($)(3)
------------------              ----      -------   -------   ------------    -----------    ----------   --------    ------------
Skuli Mogensen ...............  2001      147,984       0         12,039                0            0           0           9,169
  Chief Executive Officer       2000      155,618       0             --                0            0           0           9,337
                                1999      151,833       0             --                0            0           0           9,110

Gudjon Mar Gudjonsson.........  2001      123,718       0         24,335                0            0           0           7,671
   Chief Visionary              2000      143,763       0         16,596                0            0           0           8,626
                                1999      151,833       0             --                0            0           0           7,940

Gilles Lapierre...............  2001      135,000    33,750        6,000                0            0           0           6,863
  Vice President and            2000       67,500    22,386        3,000          200,000            0           0           3,432
  General Manager               1999           --        --           --               --           --          --              --

Skuli Valberg Olafsson........  2001      119,554         0       15,224                0            0           0           7,465
  Chief Operating Officer       2000      114,783         0       14,541                0            0           0           6,887
                                1999       25,937         0        3,067          400,000            0           0           1,556

Fredrik Torstensson...........  2001      202,000         0            0                0            0           0             876
  Executive Vice President      2000      242,693(4)      0            0          500,200            0           0             657
  of Sales and Business         1999           --        --           --               --           --          --              --
  Development

-------

(1) Includes perquisites and other personal benefits, securities or property received by the Named Officer unless the aggregate amount of such compensation is less than 10 percent of the total annual salary and bonus reported for the Named Officer.

(2) Includes $5,744 in automobile benefits received in 2001 by Skuli Mogensen; $22,953 in automobile benefits received in 2001 and $13,696 in automobile benefits received in 2000 by Gudjon Mar Gudjonsson; and $12,307 in automobile benefits received in 2001, $4,541 in automobile benefits received in 2000 and $2,486 in automobile benefits received in 1999 by Skuli Valberg Olafsson.

(3) Includes $113 and $57 in life insurance premiums paid by OZ in 2001 and 2000, respectively, for the benefit of Gilles Lapierre and $876 and $657 in life insurance premiums paid by OZ in 2001 and 2000, respectively, for the benefit of Fredrik Torstensson. All other amounts reflect contributions by OZ to a pension plan or retirement benefits plan on behalf of the Named Officers.

(4) Includes $83,693 in salary paid by OZCOM AB, the Company's wholly-owned subsidiary.

Option / SAR Grants In Last Fiscal Year

        The following table sets forth information regarding stock options granted to Named Officers during the fiscal year ended December 31, 2001.

                                                                   Individual Grants
                             --------------------------------------------------------------------------------------------
                                                      Percent of Total
                             Number of Securities     Options Granted to      Exercise     Market Price
                             Underlying Options       Employees in Fiscal     Price Per    of Underlying         Expiration
Name                            Granted (#)                 2001(%)            Share        Security(1)             Date
-----------------------     ---------------------     -------------------   -----------    -------------         -----------
Skuli Mogensen............          --                         --                 --              --                 --
Gudjon Mar Gudjonsson.....          --                         --                 --              --                 --
Gilles Lapierre...........     200,000(2)                    14.8           $   0.50          $   0.50            12/31/09
Skuli Valberg Olafsson....          --                         --                 --              --                 --
Fredrik Torstensson.......          --                         --                 --              --                 --

----------

(1) There is currently no public market for our common stock (i.e., bid and asked quotations at fixed prices, excluding "bid wanted" or "offer wanted" quotations, have not appeared regularly in any established trading system). The fair market value of the common stock on the date of grant is deemed to be the value used for accounting purposes to determine stock-based compensation.

(2) The stock options were granted under the 1995 Option Plan and vest in nine increments, with options to purchase 66,667 shares becoming exercisable on September 30, 2001 and options to purchase 16,667 or 16,666 shares becoming exercisable on the last day of each calendar quarter thereafter through and including September 30, 2003.

Long-Term Incentive Plans

        No long-term incentive plan was in effect in 2001.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth the information noted for all exercises of options by the Named Officers during the fiscal year ended December 31, 2001 and the fiscal year end value of unexercised options.


                                                                   Number of
                                                                   Securities               Value of
                                                                   Underlying              Unexercised
                                                                   Unexercised             In-the-Money
                                       Shares                       Options                  Options
                                    Acquired on      Value         Exercisable/            Exercisable/
Name                                  Exercise      Realized      Unexercisable            Unexercisable
----------------------              -----------     --------      -------------            --------------
Skuli Mogensen                           --            --               --                       --
Gudjon Mar Gudjonsson                    --            --               --                       --
Gilles Lapierre                          --            --          83,333/116,667             $0/$0(1)
Fredrik Torstensson                      --            --         133,334/300,066             $0/$0(2)
Skuli Valberg Olafsson                   --            --         266,667/133,333             $0/$0(2)

(1) The exercise price of these options is $0.50. The fair market value of the common stock underlying these options on December 31, 2001 was approximately $0.10 per share, which reflects management's estimate of the fair market value relying on an independent valuation as of February 1, 2002 and events and market changes prior to that date.

(2) The exercise price of these options is $1.175. The fair market value of the Common Stock underlying these options on December 31, 2001 was approximately $0.10 per share, which reflects management's estimate of the fair market value relying on an independent valuation as of February 1, 2002 and events and market changes prior to that date.

EMPLOYMENT CONTRACTS

        Skuli Mogensen amended his employment contract with OZ effective June 2002. The contract provides for an initial annual salary of $138,240 with an annual bonus based upon increases in revenues, with the bonus capped at 50%. Under the contract, Mr. Mogensen receives standard expatriation benefits and a housing allowance of $3,840 per month. If Mr. Mogensen is terminated without cause, he will receive a six month continuation of salary and benefits and a pro rata portion of his annual bonus. The contract includes a non-competition provision.

           Gudjon Mar Gudjonsson entered into an employment contract with OZ in October 1998, which was automatically extended by its terms and is now effective until January 2003. The contract provides for an initial annual salary of $132,000, with a yearly 5% increase and a yearly cost of living adjustment, and an annual bonus based on increases in revenues from the previous year, with the bonus capped at 100% of salary. Under the contract, Mr. Gudjonsson receives standard expatriation benefits. If Mr. Gudjonsson is terminated without cause, he will receive a twelve-month continuation of salary and benefits and a pro rata portion of his annual bonus. The contract includes a non-competition provision.

        Gilles Lapierre entered into an employment contract with OZ in September 2000, which is effective until October 2, 2003. The contract provides for an initial salary of $135,000 with a bonus capped at 100% of salary, 200,000 options vesting in three years, and use of an automobile. If Mr. Lapierre's employment is terminated for other than "cause," he will receive 12 months of salary plus his nominal incentive bonus (50% of base salary). All other benefits will terminate at the date of Mr. Lapierre's termination of employment. He also signed an agreement containing confidentiality and assignment of intellectual property rights provisions.

        Fredrik Torstensson entered into an employment contract with OZ in March 2000. This agreement was amended in November 2000. As amended, the agreement provides that he will receive an annual salary of $202,000, 400,000 options that vest during the subsequent three years, a bonus program based on revenue objectives, an automobile allowance, and relocation benefits. OZ also granted 100,200 options that will terminate unless he reaches specified revenue goals in 2001 and 2002. These goals were not achieved in 2001 and a portion of the 100,200 options was terminated. If OZ terminates Mr. Torstensson's employment without "cause," or he resigns for a "good reason," as those terms are defined in his agreement, he will be entitled to a 12-month continuation of his salary and vesting of his options that are not tied to revenue goals. All other benefits will terminate as of the date of Mr. Torstensson's termination of employment. He has also signed an agreement containing confidentiality and assignment of intellectual property rights provisions.

STOCK OPTION PLANS

1995 Stock Option Plan

        On March 13, 2000, OZ's Board of Directors approved, and on May 3, 2000 the Company's shareholders approved, an increase in the number of shares reserved for issuance under the Company's 1995 Stock Option Plan (the "1995 Plan") from 13,000,000 to 18,000,000.

        Options granted under the 1995 Option Plan may be "incentive stock options" as defined in Section 422 of the Code, or nonqualified options. Under the terms of the 1995 Option Plan, incentive stock options may be granted only to OZ's key employees. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to a person who owns more than 10% of the total combined voting power of all classes of the Company's capital stock or any of OZ's affiliates). The Code and the 1995 Option Plan limit the options first becoming exercisable in any calendar year which are treated as incentive stock options to options covering $100,000 of aggregate value (determined as of the date of the grant of the options) of Common Stock; options first becoming exercisable in any calendar year in excess of this limit are treated as nonqualified stock options. Nonqualified options may be granted under the 1995 Option Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant, or, if the grant is to a person who owns more than 10% of the total combined voting power of all classes of OZ's capital stock or any of the Company's affiliates, not less than 110% of the fair market value of the Common Stock as of the date of grant. Subject to the terms of the 1995 Stock Option Plan, the Committee determines the terms and conditions of an option, including the time of vesting and exercisability of an option. The purchase price of stock acquired may be paid in cash or, at the discretion of the Committee, in Common Stock or through a deferred payment or other arrangement. OZ may require an optionee to give written assurances with respect to the optionee's business experience and investment purposes if required under the then applicable securities laws before exercising an option. If provided by the terms of the option, the optionee may satisfy tax-withholding obligations relating to the exercise of options by a cash payment or the withholding or delivery of Common Stock with a fair market value equal to the obligations.

        Unless otherwise provided in the applicable stock option agreement, upon termination of employment of an optionee, all options that were not then exercisable terminate immediately, and all options that were then exercisable will terminate three months (twelve months in the case of termination by reason of disability and eighteen months in the case of death) after the termination of employment (unless such options expire earlier in accordance with their terms). Upon an optionee's leave of absence, the Company may decide that such leave will be treated as a termination for the purposes of determining the termination date of the options or may suspend the vesting of the options.

        Options granted under the 1995 Option Plan may not be exercised more than ten years after the grant (five years after the grant if the grant is an option to a person who owns more than 10% of the total combined voting power of all classes of OZ's capital stock or any of the Company's affiliates). Options granted under the 1995 Option Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death (or, in the case of nonqualified options, a transferee pursuant to a qualified domestic relations order). Shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

        The 1995 Option Plan may be administered by the Board of Directors or in the Board's discretion by a committee designated by the Board. The 1995 Option Plan is effective for ten years, unless sooner terminated or suspended.

1998 Incentive Stock Plan

        Two million shares of Common Stock are reserved for issuance under OZ's 1998 Incentive Stock Plan (the "1998 Plan"). The 1998 Plan is administered by the Board of Directors, which may delegate administration to a committee (in both cases, the "Committee"). Under the 1998 Plan, the Committee may grant stock to directors, executive officers and selected employees ("Participants") for which the Participant is not obligated to pay additional consideration ("Stock Award") and may grant Participants the right to purchase a specified number of shares of Common Stock pursuant to a written agreement issued under the 1998 Plan ("Stock Purchase Offer"). Shares of Common Stock that Participants may receive as a Stock Award or under a Stock Purchase Offer may include restrictions on transfer, repurchase rights, rights of first refusal and forfeiture provisions as the Committee may determine. Under certain Stock Purchase Offers, OZ may issue shares of Common Stock to employees upon the receipt of a note receivable from the employee. The note receivable is secured by the shares of Common Stock, does not have a maturity date and is interest free. Upon termination any amount unpaid is settled through receipt of the original shares issued. The 1998 Plan will terminate in 2008, unless terminated earlier by the Board of Directors. As of June 30, 2002 no option to purchase shares of Common Stock was outstanding under the 1998 Plan, 1,317,924 shares had been granted as incentive stock under the 1998 Plan, and 682,076 shares remained available for future grants under the 1998 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of reports received by OZ during or with respect to the year ended December 31, 2001 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, all required reports on Form 3, Form 4 and Form 5 were timely filed by the Company's directors, officers and 10% stockholders, except that Gilles Lapierre was late filing a report on Form 5 and Andre Tremblay, a former director, did not file a Form 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth the number of shares and percentage of OZ's outstanding Common Stock and Series A Preferred stock beneficially owned as of June 30, 2002, by each person known to the Board of Directors to be the beneficial owner of 5% or more of the outstanding shares of Common Stock and/or Series A Preferred stock, each Director, each Executive Officer, and all Directors and Executive Officers as a group.

                                  COMMON STOCK

                                                                                        As of June 30, 2002
                                                                       -------------------------------------------------------
                                                                                                 Shares
                                                                                               Acquirable        Percentage of
                                                                       Shares Beneficially       Within           All Common
Name and Address of Beneficial Owner                                          Owned           60 Days(1)(2)        Stock(3)
-------------------------------------                                  -------------------    -------------     --------------
Titan Holdings, S.A., Skuli Mogensen (4) ...........................      18,597,000(5)                0           21.66%
Ozone Ventures, S.A., Gudjon Mar Gudjonsson (4) ....................      34,577,000(6)          100,000           40.22%
Telefonaktiebolaget LM Ericsson, Ericsson Holding International
B.V., Ericsson Canada Inc., Ericsson Inc., LM Ericsson Holding
AB, Ericsson Holding II Inc. (7) ...................................       5,069,271(8)       20,104,862           23.75%
Microcell Telecommunications Inc., Microcell Capital II Inc.(9) ....       6,106,700(10)               0            7.11%
Stig-Arne Larsson (11) .............................................               0              25,000            0.03%
Fredrik Torstensson (12) ...........................................               0             266,668            0.31%
Gilles Lapierre (4) ................................................               0             100,000            0.12%
All executive officers and directors as a group (5 persons) ........      53,174,000             491,668           61.57%

-----------------

(1) Includes 25,000 shares that could be purchased by Stig-Arne Larsson, 266,668 shares that could be purchased by Fredrik Torstensson, and 100,000 shares that could be purchased by Gilles Lapierre by exercise of options available on June 30, 2002 or within 60 days thereafter.

(2) Includes 50,000 and 10,052,431 shares of Series A Preferred stock of which each share are convertible into two shares of common stock by Ozone Ventures and Ericsson Inc., respectively, as of June 30, 2002.

(3) Options that are currently exercisable or exercisable within sixty days and/or shares of Series A Preferred stock are deemed to be shares of Common Stock, outstanding and beneficially owned by the person holding such options and/or Series A Preferred stock, for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4) Shareholder is at the following address: c/o OZ Communications, Inc., Windsor Station, Suite 150, 1100 de La GauchetiEre, Montreal, Canada

(5) Titan Holdings, S.A., a Luxembourg holding company 100% owned by Skuli Mogensen, is the record owner of the 18,597,000 shares beneficially owned by Mr. Mogensen. The number of shares indicated does not include 34,677,000 shares of common stock beneficially owned by Mr. Gudjonsson and 6,106,700 shares of common stock beneficially owned by Microcell Capital II Inc. ("Microcell Capital"), who, together with Mr. Mogensen, may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 by virtue of the Shareholder Agreement dated November 8, 2000 among OZ, Skuli Mogensen, Gudjon Mar Gudjonsson and Microcell Capital ("Shareholder Agreement"), which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Microcell Capital to the Board of Directors at the 2002 annual meeting of the shareholders. Does not include 34,677,000 shares of common stock beneficially owned by Mr. Gudjonsson and 25,174,133 shares of Common Stock beneficially owned by Ericsson Inc., who, together with Mr. Mogensen, may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act by virtue of the Shareholder Rights Agreement dated February 4, 1999 among OZ, Skuli Mogensen, Gudjon Mar Gudjonsson, OZ Holdings LLC and Ericsson Inc., as amended ("Shareholder Rights Agreement"), which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Ericsson Inc. to the Board of Directors. Titan Holdings and Mr. Mogensen disclaim beneficial ownership of the shares beneficially owned by Mr. Gudjonsson, Microcell Capital or Ericsson Inc. As of December 31, 2001, discussions were underway between Titan Holding SA and Landsbanki Islands hf., an Icelandic commercial bank, regarding the sale of 5,000,000 shares to Pallium International Ltd., a holding company based in the British Virgin Islands, and the subsequent purchase by Landsbanki Investor hf., a subsidiary of Landsbanki Islands hf. As of April 10, 2002, the proposed transaction is pending notice from Microcell Capital regarding its participation rights under the Shareholder Agreement and Ericsson Inc. regarding its participation rights under the Shareholder Rights Agreement.

(6) Ozone Ventures, S.A., a Luxembourg holding company 100% owned by Gudjon Mar Gudjonsson, is the record owner of the 34,577,000 shares beneficially owned by, and the 100,000 shares acquirable within 60 days by, Mr. Gudjonsson. The number of shares indicated does not include 18,597,000 shares of common stock beneficially owned by Mr. Mogensen and 6,106,700 shares of common stock beneficially owned by Microcell Capital, who, together with Mr. Gudjonsson, may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 by virtue of the Shareholder Agreement, which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Microcell Capital to the Board of Directors at the 2002 annual meeting of the shareholders. Does not include 18,597,000 shares of Common Stock beneficially owned by Mr. Mogensen and 25,174,133 shares of Common Stock beneficially owned by Ericsson Inc., who, together with Mr. Gudjonsson, may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act by virtue of the Shareholder Rights Agreement, which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Ericsson Inc. to the Board of Directors. Ozone Ventures and Mr. Gudjonsson disclaim beneficial ownership of the shares beneficially owned by Mr. Mogensen, Microcell Capital or Ericsson Inc.

(7) Telefonaktiebolaget LM Ericsson and LM Ericsson Holding AB are at the following address: Telefonvagen 30, SE-12625 Stockholm, Sweden. Ericsson Holding International B.V. is at the following address: Ericsson Straat #2, P.O. Box 8, NL-5120 AA, Rijen, Netherlands. Ericsson Canada Inc. is at the following address: 8400 Decarie Blvd., Town of Mount-Royal, Quebec, Canada H4P 2N2. Ericsson Inc. and Ericsson Holding II Inc. are at the following address: 740 East Campbell Road, Richardson, Texas 75083.

(8) As disclosed in the Schedule 13D filed on December 7, 2000, each of the named entities is the beneficial owner of the 5,069,271 shares of common stock owned directly by Ericsson Canada Inc. and the 10,052,431 shares of Series A Preferred stock owned directly by Ericsson Inc., which are convertible into 20,104,862 shares of common stock as of June 30, 2002. Does not include 34,677,000 shares of common stock beneficially owned by Mr. Gudjonsson and 18,597,000 shares of common stock beneficially owned by Skuli Mogensen, who, together with Ericsson Inc., may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act by virtue of the Shareholder Rights Agreement, which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Ericsson Inc. to the Board of Directors.

(9) Shareholder is at the following address: 1000, de la Gauchetiere Street West, 25th Floor, Montreal, Quebec H3B 4W5.

(10) Based on the Schedule 13D/A filed on March 15, 2002, Microcell Telecommunications Inc. is a beneficial owner of the 6,106,700 shares of common stock owned directly by Microcell Capital, a wholly owned subsidiary of Microcell Telecommunications Inc. As disclosed in the 13D/A, Microcell Telecommunications Inc. and Microcell Capital believe that they are no longer a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act with Mr. Mogensen and Mr. Gudjonsson by virtue of the February 28, 2002 amendment to the Shareholder Agreement.

(11)    Shareholder is at the following address: Lonnv 31B, 13552, TYRESO,
        Sweden.

(12) Shareholder is at the following address: 2369 Montgomery Avenue, Cardiff, California 92007.

                            SERIES A PREFERRED STOCK

                                                                                        As of June 30, 2002
                                                                       -------------------------------------------------------
                                                                                                 Shares
                                                                                               Acquirable       Percentage of
                                                                       Shares Beneficially       Within          All Common
Name and Address of Beneficial Owner                                          Owned           60 Days(1)(2)       Stock(3)
-------------------------------------                                  -------------------    -------------     --------------
Titan Holdings, Skuli Mogensen ................................                   0                  0                 0%
Ozone Ventures, Gudjon Mar Gudjonsson .........................              50,000(1)               0                0.35%
Telefonaktiebolaget LM Ericsson, Ericsson Holding International
B.V., Ericsson  Canada Inc., Ericsson Inc., LM Ericsson Holding
AB, Ericsson Holding II Inc. ..................................          10,052,431(2)               0                70.4%
Microcell Telecommunications Inc. .............................                   0                  0                 0%
Microcell Capital II Inc. .....................................                   0                  0                 0%
Stig-Arne Larsson .............................................                   0                  0                 0%
Fredrik Torstensson ...........................................                   0                  0                 0%
Gilles Lapierre ...............................................                   0                  0                 0%
All executive officers and directors as a group (5 persons) ...              50,000                  0              0.35%


(1) Ozone Ventures, a Luxembourg holding company 100% owned by Gudjon Mar Gudjonsson is the record owner of the 50,000 shares beneficially owned by Mr. Gudjonsson.

(2) As disclosed in the Schedule 13D filed on December 7, 2000 each of the named entities is the beneficial owner of the 10,052,431 shares of Series A Preferred stock owned by Ericsson Inc.

        Each of Skuli Mogensen and Gudjon Mar Gudjonsson have pledged under Icelandic law the majority of shares beneficially owned by them through their respective holding companies, Titan Holdings S.A. and Ozone Ventures, S.A., to certain Icelandic banks as collateral for their respective personal loans. If Mssrs. Mogensen and Gudjonsson default on their respective personal loans, they may no longer have voting power with respect to the shares beneficially owned by them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Directors. Skuli Mogensen borrowed $70,000 on December 27, 2001. The loan accrued interest at a rate of 6% per annum. The loan (including accrued interest) was repaid in full in March 2002. Messrs. Mogensen and Gudjonsson are also parties to the shareholder rights agreement and the shareholder agreement described below.

        Ericsson. On November 1, 2000 OZ signed a general co-operation and development agreement with Ericsson that superseded an earlier agreement of the same name dated February 1999. The agreement set a framework for the Company's cooperation with Ericsson in the area of Internet-based technologies, applications and services. Two specific development projects were structured under various specific agreements under the general co-operation and development agreement. These projects covered the co-development of iPulse(TM) with Ericsson Radio Systems AB and the development of 3G applications for Ericsson Canada Inc. OZ entered into a value-added license distribution agreement with Ericsson on November 1, 2000, which gave OZ unrestricted perpetual rights to offer iPulse as a hosted service to OZ's mPresence(TM) customers in exchange for royalties. Pursuant to the mPresence agency agreement also concluded with Ericsson on November 1, 2000, OZ granted Ericsson a nonexclusive right to promote the Company's mPresence framework and value-added services. Pursuant to the iPulse(TM) agency agreement also concluded with Ericsson on November 1, 2000, OZ obtained a nonexclusive right to promote iPulse.

        On January 24, 2002 OZ entered into an agreement with Ericsson ending more than three years of cooperation with Ericsson to develop and market the iPulse software. Under the terms of the agreement Ericsson agreed to pay OZ an aggregate of $6 million prior to the end of the quarter ending March 31, 2002 and irrevocably (a) assigned to OZ an equal and undivided share of its right, title and interest in and to (i) the iPulse software, including source and object code, (ii) the "iPulse" trademark, and (b) granted to

OZ a worldwide and perpetual license for all purposes to all other intellectual property rights contained in and related to the iPulse software, including any patent rights, copyrights, rights to photographs, design rights, technical documentation and any other industrial and intellectual property rights contained in the source and object code. The agreement expressly terminates all other contracts with Ericsson except for the shareholder rights agreement made and entered into as of February 4, 1999 with Ericsson Inc. and certain of OZ's shareholders.

        Pursuant to a warrant and stock purchase agreement entered into in February 1999, Ericsson Inc. invested $13.1 million in OZ in exchange for 10,052,431 shares of Series A Preferred stock. Under a shareholders rights agreement entered into in February 1999, Ericsson Inc. and certain holders of OZ's securities have the right to require registration of the Company's securities under the Securities Act of 1933, subject to terms and conditions set forth in the agreement. In addition, until OZ effects a public offering of its securities, each party to the shareholder rights agreement has the right of first refusal with respect to any proposed transfer of OZ's securities by another party other than a transfer to an affiliate (as defined in the agreement); provided, however, that the first 1,000,000 shares transferred by Skuli Mogensen and Gudjon Mar Gudjonsson is not subject to the right of first refusal and shares held by a former affiliate of a party to the shareholder rights agreement shall become subject to the right of first refusal at the time of the transaction by which the affiliate loses its affiliate status. Upon notice by the transferor stating the purchase price and terms of the third-party offer to purchase the shares, the other parties have the right for a period of ten days to elect to purchase a pro rata portion of the offered shares. If none of the parties elects to purchase the shares, the transferor may sell the shares to a third-party purchaser.

        If OZ sells shares of common stock or preferred stock or options, warrants or other rights convertible or exercisable into shares of common stock or preferred stock at any time until a public offering, each party to the shareholder rights agreement has the right to purchase its pro rata portion of the number of securities offered for sale. However, the parties shall not have this right with respect to an issuance or sale of securities:

        -       in connection with a stock split;

        - issuable to OZ's employees, consultants or agents directly or through an equity incentive arrangement, not to exceed in the aggregate 10% of the outstanding capital stock as of February 4, 1999;

        - issuable or issued upon conversion of OZ's preferred stock or warrants, rights or other securities convertible for common stock or preferred stock;

        - issuable or issued in connection with the acquisition of all or substantially all of the stock or assets of a person or entity; and

        - issuable or issued to a strategic investor that is not a competitor to OZ or Ericsson, not to exceed 20% of the outstanding capital stock as of February 4, 1999.

        If OZ offers to sell shares not exceeding 20% of its capital stock outstanding on February 4, 1999 to a strategic investor that is not a competitor to OZ or Ericsson, then Ericsson has the right to purchase from OZ a certain number of shares as determined by the formula set forth in the shareholder rights agreement.

        Until a public offering, OZ has agreed in the shareholder rights agreement that it will not, without the consent of Ericsson, increase the authorized number of shares reserved under any stock option or purchase plan that results in the aggregate number of shares of common stock issued or issuable to providers of services to OZ exceeding 10,000,000 shares, issue any equity security or right to acquire an equity security to any primary competitor of Ericsson, or enter into any agreements with lenders providing for the borrowing of more than $750,000 or issue any notes, bonds, debentures, or similar instruments with an aggregate value in excess of $750,000.

        Pursuant to an amendment to the shareholder rights agreement dated as of October, 2000, OZ is no longer obligated to repurchase the shares of its stock held by Ericsson as was set forth in the shareholder rights agreement.

        Transactions with Ericsson and Microcell. On November 8, 2000, OZ completed an acquisition of all of the outstanding voting capital stock of MCE Holding Corporation. MCE Holding Corporation was a strategic alliance of Microcell and Ericsson formed to hold all of the issued and outstanding capital stock of 3044016 Nova Scotia Company, a company based in Montreal, Canada, which was formed to develop mobile Internet applications for network operators in Canada. The name of 3044016 Nova Scotia Company was changed to OZ Canada Company following the closing of the transaction, and later to OZ Communications Co. The transaction was closed pursuant to two share exchange agreements dated November 8, 2000 between OZ and each of Microcell and Ericsson as the former stockholders of MCE Holding Corporation.

        The acquisition was structured as a stock-for-stock exchange in which OZ issued an aggregate of 16,475,131 shares of Common Stock to Microcell and Ericsson in exchange for all of the issued and outstanding stock of MCE Holding Corporation. Total consideration given, including direct acquisition costs, aggregated approximately $18.4 million. OZ has accounted for the acquisition using the purchase method of accounting. MCE Holding Corporation and 3044016 Nova Scotia Company had no operations prior to the acquisition. The excess of the purchase price over the estimated fair value of tangible net assets acquired amounted to approximately $16.4 million, with $15.5 million attributable to goodwill and $0.9 million attributable to a fully paid-up iPulse 1.5 license for the benefit of Microcell and its affiliates. OZ has been amortizing the goodwill on a straight-line basis over an estimated useful life of five years and the iPulse 1.5 license on a straight-line basis over an estimated useful life of 3.5 years. The acquired assets consist of licensed technology and cash to be used in the business of developing and marketing Internet application technology for wireless service providers. In the quarter ended March 31, 2001, OZ will record an $8.9 million non-cash impairment loss on these intangible assets as an operating expense in connection with both the amendments of the Microcell agreements in February 2002 and the cancellation of the Ericsson development agreements in January 2002.

        Pursuant to an amendment to the share exchange agreement dated as of February 28, 2002, OZ is no longer obligated to repurchase the shares of our stock held by Microcell as was set forth in the shareholder rights agreement.

        In connection with the acquisition, OZ entered into a shareholder agreement dated November 8, 2000 with Microcell and two of its directors and officers, Skuli Mogensen and Gudjon Mar Gudjonsson. This agreement gives Microcell the right to participate in any sales of our shares by either Mr. Mogensen or Mr. Gudjonsson and, with some exceptions, to purchase pro rata shares of our securities offered by OZ. In addition,

Messrs. Mogensen and Gudjonsson have agreed to vote a sufficient number of our shares to enable a nominee of Microcell to sit on the Board of Directors. Pursuant to an amendment to the shareholder agreement dated as of February 28, 2002 Messrs. Mogensen's and Gudjonsson's agreement to vote for a nominee of Microcell will terminate after this Annual Meeting.

        Microcell. In connection with the acquisition, OZ Communications Co. entered into a general co-operation and development agreement with Microcell on November 8, 2000 pursuant to which Microcell agreed to use OZ Communications Co. as its preferred development resource for development work and consulting services in the field of wireless Internet applications. Under the terms of the agreement, Microcell committed to purchasing $9 million in consulting and development services and technology licenses during the three-year term of the agreement. OZ Communications Co. also concluded a specific development and consulting agreement with Microcell on November 8, 2000 pursuant to which OZ Communications Co. granted to Microcell a non-exclusive, non-transferable, non-revocable license to use iPulse(TM) 1.5 on certain terms and conditions, and three other specific agreements relating to other development or consulting projects.

        As a result of the level of Microcell's ownership in OZ at the inception of the agreements with Microcell, all payments received from Microcell under such agreements were not immediately recognizable as revenue according to generally accepted accounting principles. In the year ended December 31, 2001, OZ received payments of $2.25 million for development services under the specific development and consulting agreement that was not recognized as revenue. The expenses associated with OZ's performance of this work have been recognized as research and development expenses, and the payments from Microcell for the work performed have been characterized as deferred revenues on the Company's balance sheet. OZ recognized all of the deferred revenues as current revenues at the termination of the development agreements in the quarter ended March 31, 2002.

        On February 28, 2002 OZ and OZ Communications Co. entered into a series of amending agreements with Microcell Labs Inc. and Microcell Capital II Inc. Under the terms of the agreements the parties have terminated all specific development agreements between the parties, terminated Microcell's agreement to use OZ as its preferred development resource in the field of wireless Internet messaging services, terminated Microcell's right to require OZ to redeem Microcell's shares of the Company's Common Stock, terminated Microcell's obligation to pay minimum quarterly payments of $750,000 for development services, and replaced the license of Ericsson's iPulse 1.5 with a license of the OZ(R) Instant Communications Platform. The new license is conditioned upon the purchase by Microcell Labs Inc. of annual support and maintenance contracts from OZ, but is otherwise royalty-free for the first three years and incremental capacity required after the initial three-year period will be purchased separately at competitive prices and terms. In addition, the parties modified a shareholder agreement to change certain participation rights of Microcell and to provide that the obligation of certain of OZ's shareholders to vote a sufficient number of shares to elect Microcell's designee as a director is applicable only to the election of directors held at this Annual Meeting. In partial consideration for OZ's agreement to make the amendments, Microcell has surrendered to OZ 5,299,160 shares of OZ's Common Stock for cancellation.

                    RATIFICATION OF DELOITTE & TOUCHE HF. AS
                              INDEPENDENT AUDITORS
                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002
                             (ITEM 3 ON PROXY CARD)


        The Board of Directors has selected Deloitte & Touche as OZ's independent auditors for the fiscal year ended December 31, 2002. In the event that this selection of auditors is not approved by a majority of shares of the Common Stock and the Series A Preferred stock, voting as a class thereon, management and the Board of Directors will review their future selection of auditors.

        A representative of Deloitte & Touche is not expected to be present at the Annual Meeting.

AUDIT AND OTHER FEES

Audit Fees

        The aggregate fees billed by Deloitte & Touche for professional services for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-QSB for the fiscal year ended December 31, 2001 were $96,270.

Financial Information System Design and Implementation Fees

        There were no fees billed by Deloitte & Touche to the Company for financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

        The aggregate fees billed to the Company for all other audit-related services rendered by Deloitte & Touche for the fiscal year ended December 31, 2001, including, among other items, tax services, statutory audits and services related to filings made with the Securities Exchange Commission were $96,445. Deloitte & Touche billed no fees for non-audit services in 2001. The Audit Committee has not considered whether the provision of the foregoing services is compatible with maintaining Deloitte & Touche's independence.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        On December 5, 2000, the Company dismissed PricewaterhouseCoopers as the Company's independent auditors, as approved by the Audit Committee of the Company's Board of Directors.

        The reports of PricewaterhouseCoopers on the Company's financial statements for 1998 and 1999 or for any subsequent interim period through December 5, 2000 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

        The Company believes that there was no disagreement with PricewaterhouseCoopers in connection with the audit of the Company's financial statements for 1998 and 1999 or for any subsequent interim period through December 5, 2000, which disagreement if not resolved to its satisfaction would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreements in connection with its report.

        On December 19, 2000, the Company engaged Deloitte & Touche as its new independent auditors.

        During 1998 and 1999 and the subsequent interim period through December 5, 2000, the Company did not consult Deloitte & Touche regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

VOTE REQUIRED

        The proposed ratification of Deloitte & Touche as OZ's independent auditors for the fiscal year ended December 31, 2002 requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock and Series A Preferred Stock represented and voting as a single class in person or by proxy at the Annual Meeting, which shares voting affirmatively must also constitute a majority of the required quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF OZ AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002, AS PROVIDED IN PROPOSAL THREE.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        To be considered for inclusion in the Company's proxy materials, proposals by shareholders intended to be presented at the next annual meeting in 2003 must be sent in writing to the Corporate Secretary of the Company at the Company's principal executive offices and received by May 9, 2003 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such shareholder proposals would have to be received by the Company a reasonable time before the Company begins to print and mail its proxy materials. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy materials in accordance with regulations governing the solicitation of proxies. If the Company does not have notice of a matter to come before the next annual meeting by July 23, 2003, the Company's proxy for such meeting will confer discretionary authority to vote for such matter. In the event that the date of the 2003 annual meeting has been changed by more than thirty days from the date of this Annual Meeting, the Company's proxy for the 2003 annual meeting will confer discretionary authority to vote for a matter if the Company does not receive notice of such matter within a reasonable time before the proxy materials are mailed for the 2003 annual meeting.

                                      PROXY

                             OZ COMMUNICATIONS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, SEPTEMBER 17, 2002

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of OZ dated September 6, 2002 and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Stephane Archambault, or in his absence, Skuli Mogensen, with full power to each of substitution in each, as attorneys and proxies of the undersigned.

        Said proxies are hereby given authority to vote all shares of Common Stock and/or Series A Preferred of OZ which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of OZ, to be held at 10:00 a.m. local time, on Tuesday, September 17, 2002 at the offices of the Company, Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Canada, and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF OZ, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF OZ ON THE REVERSE SIDE HEREOF AND FOR THE PROPOSALS ON THE REVERSE SIDE HEREOF. THIS PROXY CONFERS UPON EACH PERSON NAMED HEREIN AS A NOMINEE DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE AND OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.


                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY

                                                                                           WITHHOLD
                                                                                FOR       AUTHORITY
                                                                                ---       ----------
1.    Election of Four Directors:

      Nominees:  Steinthor Baldursson, Skuli Mogensen, Gudjon Mar
      Gudjonsson  and Robert G. Quinn.                                          [ ]          [ ]

      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED:

--------------------------------------------------------------------------------


                                                                                     FOR     AGAINST      ABSTAIN
                                                                                     ---     -------      --------
2.    A proposal to amend OZ Communication, Inc.'s 1995 Stock Option Plan (the       [ ]       [ ]          [ ]
      "1995 Option Plan") to increase the maximum aggregate number of shares of the Company's common stock available for the grant of options under the
      1995 Option Plan from 18,000,000 to 23,000,000.

                                                                                     FOR     AGAINST      ABSTAIN
                                                                                     ---     -------      --------
3.    A proposal to ratify the appointment of Deloitte & Touche hf. as OZ's          [ ]       [ ]          [ ]
      independent auditors for the fiscal year ending December 31, 2002.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION "FOR" THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(s) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF OZ SHALL SELECT AND "FOR" EACH OF THE PROPOSALS LISTED AND TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.



                           Dated:  _______________________________________, 2002


                           -----------------------------------------------------
                                               (Signature)

                           -----------------------------------------------------
                                                 (Title)

                           -----------------------------------------------------
                                        (Signature if held jointly)


                            Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

                            [FOR SEC REFERENCE ONLY]

                                    APPENDIX

                              OZ INTERACTIVE, INC.
                     (now known as OZ COMMUNICATIONS, INC.)

                             1995 STOCK OPTION PLAN

                            Adopted December 14, 1995

 (As amended February 14, 1996, July 22, 1997, May 4, 1999, and May 3, 2000)



1. PURPOSE.

       (a) The purpose of the OZ Interactive, Inc. 1995 Stock Option Plan (the "Plan") is to provide a means by which selected employees and directors (if declared eligible under paragraph 4) of and consultants to OZ Interactive, Inc., a California corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

        (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of new employees/persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (d) The Company intends that the options issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock



                                       1.

Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options"). All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5. A separate certificate or certificates will be issued for shares purchased on exercise of each type of option. An option designated as a Supplemental Stock Option shall not be treated as an incentive stock option.

        2. ADMINISTRATION.

           (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

           (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

               (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.



                                       2.

               (3) To amend the Plan as provided in paragraph 10.

               (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

           (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be disinterested persons, if required and as defined by the provisions of subparagraph 2(d). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated.

           (d) The term "disinterested person," as used in this Plan, shall mean a director: (i) who was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its Affiliates entitling the participants therein to acquire equity securities of the Company or any of its Affiliates except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Rule 16b-3(c)(2)(i)"); or (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other



                                       3.

applicable rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

           (e) Any requirement that an administrator of the Plan be a "disinterested person" shall not apply (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) if the Board or the Committee expressly declares that such requirement shall not apply.

        3. SHARES SUBJECT TO THE PLAN.

           (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate Eighteen Million (18,000,000) shares of the Company's Common Stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

           (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        4. ELIGIBILITY.

           (a) Incentive Stock Options may be granted only to key employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Supplemental Stock Options may be granted only to employees (including officers) of, directors of or consultants to the Company or its Affiliates.



                                       4.

           (b) A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of "disinterested persons" as defined in subparagraph 2(d); or (ii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. This subparagraph 4(b) shall not apply (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) if the Board or Committee expressly declares that it shall not apply.

           (c) No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant.

        5. OPTION PROVISIONS.

           Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:



                                       5.

           (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

           (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted.

           (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either
(i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of such Common Stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

        In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

           (d) An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom



                                       6.

the Incentive Stock Option is granted only by such person. An option which is not an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a QDRO.

           (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

           (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits



                                       7.

and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

           (g) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or
(iii) the option by its terms specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director, or (B) that it may be exercised more than three (3) months after termination of such relationship with the Company or an Affiliate. This subparagraph 5(g)



                                       8.

shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

           (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

           (i) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.





                                       9.

        6. COVENANTS OF THE COMPANY.

           (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

           (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

        7. USE OF PROCEEDS FROM STOCK.

           Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

        8. MISCELLANEOUS.

           (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

           (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days



                                      10.

after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the Bylaws of the Company.

           (c) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee, consultant, director or optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant or director) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee consultant or director or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes of paragraph 5(g) hereof and corresponding provisions of any outstanding options, and (ii) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

           (d) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which incentive stock options (as defined in the Code) are exercisable for the first time by any optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.



                                      11.

        9. ADJUSTMENTS UPON CHANGES IN STOCK.

           (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

           (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as employees, consultants or directors for the Company, the time at which such options may first be exercised shall be accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any options outstanding under the Plan shall terminate if not exercised prior to such event.



                                      12.

        10. AMENDMENT OF THE PLAN.

            (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Increase the number of shares reserved for options under the Plan;

                  (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code); or

                  (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

            (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

            (c) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.



                                      13.

        11. TERMINATION OR SUSPENSION OF THE PLAN.

            (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 12, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

            (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

        12. EFFECTIVE DATE OF PLAN.

            The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.






                                      14.